UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective as of November 14, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with BT DE Investments, Inc. a wholly-owned subsidiary of BAT Group (LSE: BATS and NYSE: BTI), providing for the issuance of an approximately US$56.8 million (C$75.3 million) convertible debenture (the “Debenture”) that is convertible into 19.9% ownership of Charlotte’s Web common shares at a conversion price of C$2.00 per common share of the Company on the Toronto Stock Exchange (TSX). The Debenture will accrue interest at an annualized rate of 5.00% until such time that there is federal regulation permitting the use of cannabidiol, a phytocannabinoid derived from the plant Cannabis sativa L. (“CBD”), as an ingredient in food products and dietary supplements in the United States. (The term “federal regulation” is defined as the date that federal laws in the United States permit, authorize or do not prohibit the use of CBD as an ingredient in food products and dietary supplements.) Following federal regulation of CBD, the annualized rate of interest shall reduce to 1.5%. The maturity date for the Debenture shall be November 2029. The Subscription Agreement contains customary representations and warranties and covenants. The Debenture will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

BAT will be entitled to convert the Debenture into common shares of the Company at any time following issuance. Upon conversion of the Debenture, BAT will be subject to an 18-month lock-up on share dispositions, subject to certain customary exceptions.

The interest under the Debenture will be settled on maturity or earlier conversion, through: (a) the issuance of common shares of the Company, or, (b) if mutually agreed by the Company and BAT, through the payment of cash. The number of common shares of the Company will be determined as of the conversion date based upon (i) if the Common Shares are listed on the Toronto Stock Exchange or any other national securities exchange in the United States or Canada (a “Stock Exchange”) at the time of conversion, the market price (as determined in accordance with the policies of the Stock Exchange) of the common shares or (ii) if the Common Shares are not listed on a Stock Exchange at the time of conversion, at the fair market value of the common shares determined by an independent financial advisor appointed by the Company and consented to by BAT. Completion of any conversion of the Debenture will be subject to customary closing conditions, including but not limited to regulatory and any applicable stockholder approvals. The Company, however, is not entitled to pre-pay the Debenture in whole or in part.

The Debenture will be subject to redemption by BAT for an amount in cash equal to all principal and then outstanding unpaid interest at the date of redemption if the Company materially breaches the terms of the Debenture, which remain uncured within 20 business days after the giving of notice of such breach. If the Company’s enters into or commences operations or activities in violation of the laws concerning cannabis in such jurisdictions, BAT, BAT will be entitled to elect to sell or otherwise transfer the Debenture or call it for redemption for cash within 90 days following the expiration of the 30-day negotiation period. In such event, the Company may redeem the Debenture for the lesser of all principal and then outstanding interest or the aggregate value of the percentage ownership interest in the Company (assuming conversion of the Debenture into common shares of the Company as of the date of repayment).

Concurrently with the issuance of the Debenture, the Company and BAT entered into an investor rights agreement. The IRA provides BAT with certain rights, including the right to nominate 20% of the members of the Company’s board of directors (the “Board”) for so long as BAT and its affiliates’ partially diluted ownership of the Company’s common shares is at least 15% (with a stepdown in BAT’s nomination rights to 10% of the members of the Board). BAT’s nomination rights terminate upon BAT and its affiliates’ partially diluted ownership of the Company’s common shares declining below 10% for, subject to certain exceptions in the IRA, a 30 day period.

Other than the agreements described in this Item 1.01 of this Form 8-K, there are no other agreements or relationship between the Company and BAT.

The foregoing description of the Subscription Agreement, Debenture and Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information concerning the Securities and the terms of issuance set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On November 15, 2022, the Company issued a press release announcing the issuance of the Debenture and the entry into the Subscription Agreement and Investor Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, but not necessarily in all cases, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking statements.  Forward looking statements in this Current Report on Form 8-K include expectations with respect to the repayment or conversion of the Debenture and the voting rights of BAT under the Investor Rights Agreement.

Forward looking statements are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of the Company’s business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this Current Report on Form 8-K, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the factors discussed throughout the "Risk Factors" section in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission available on www.SEC.com and the Company's most recently filed annual information form available on www.SEDAR.com. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of Charlotte’s Web Holdings, Inc. dated as of November 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: November 15, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary